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Exhibit 5.1

[COOLEY GODWARD LETTERHEAD]

February 14, 2002

Rigel Pharmaceuticals, Inc.
240 East Grand Avenue
South San Francisco, CA 94080

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale by Rigel Pharmaceuticals, Inc., a Delaware corporation (the "Company"), of four hundred sixty-five thousand one hundred seventeen (465,117) shares of the Company's Common Stock with a par value of $0.001 (the "Shares") pursuant to a Registration Statement on Form S-3 and the related Prospectus and Prospectus Supplement filed with the Securities and Exchange Commission (the "Commission"). All of the Shares are to be sold by the Company as described in the Registration Statement and related Prospectus and Prospectus Supplement.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus and Prospectus Supplement included therein, the Company's amended and restated certificate of incorporation and amended and restated bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and related Prospectus and Prospectus Supplement, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus and Prospectus Supplement included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By:	/s/ SUZANNE SAWOCHKA HOOPER Suzanne Sawochka Hooper

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  Exhibit 5.1